Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811
May 21, 2024
LENZ Therapeutics, Inc.
445 Marine View Ave., Ste. #320
Del Mar, California 92014
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by LENZ Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,201,072 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), consisting of (i) 1,997,559 shares issuable under the Company’s 2024 Equity Incentive Plan (the “2024 Plan”), representing 1,649,448 shares of Common Stock reserved for issuance under the 2024 Plan as of the date of the Registration Statement, and up to an additional 348,111 shares of Common Stock that may become issuable under the 2024 Plan pursuant to its terms as a result of forfeited or terminated awards under the prior Graphite Bio, Inc. 2020 Stock Option and Grant Plan and/or the prior Graphite Bio, Inc. 2021 Stock Option and Incentive Plan , (ii) 1,362,500 shares of Common Stock which are subject to currently outstanding stock options under the 2024 Plan, (iii) 250,995 shares of Common Stock reserved for issuance under the Company’s 2024 Employee Stock Purchase Plan, and (iv) 1,590,018 shares of Common Stock which are subject to currently outstanding stock options under the LENZ Therapeutics Operations, Inc. 2020 Equity Incentive Plan. As the Company’s legal counsel, we have reviewed the actions proposed to be taken by the Company in connection with the issuance and sale of the Shares to be issued under such plans (which plans are referred to herein as the “Plans”).
It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.
AUSTIN        BEIJING        BOSTON        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
AUSTIN        BEIJING        BOSTON        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE